As filed with the Securities and Exchange Commission on January 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-0801232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

525 Executive Blvd.

Elmsford, NY 10523

(914) 233-3004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Murphy
Chief Executive Officer
NanoVibronix, Inc.
525 Executive Blvd.

Elmsford, New York
(914) 233-3004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Jayun Koo, Esq.
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Tel. (212) 659-7300
Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging Growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock, $0.001 par value per share	4,250,000	$2.79	$11,857,500	$1,539.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock offered by this registration statement shall be deemed to cover such additional securities as may be issued as a result of share splits, share dividends or similar transactions.

(2)	Comprised of (i) 1,600,000 shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock (the “Series E Preferred Stock”) issued in a private placement on June 21, 2019, (ii) 1,600,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants issued in a private placement on June 21, 2019, (iii) 210,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issued in a private placement on July 31, 2019, (iv) 210,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants issued in a private placement on July 31, 2019, (v) 290,000 shares of common stock issued in a private placement on July 31, 2019, (vi) 290,000 shares of common stock issuable upon exercise of the warrants issued in a private placement on July 31, 2019, (vii) 25,000 shares of common stock issued in a private placement on August 27, 2019, and (viii) 25,000 shares of common stock issuable upon exercise of the warrants issued in a private placement on August 27, 2019.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of our shares of common stock on the Nasdaq Capital Market on January 14, 2020.

(4)	Calculated in accordance with Rule 457(c) under the Securities Act, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED january 21, 2020

PROSPECTUS

4,250,000 Shares

NanoVibronix, Inc.

Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 4,250,000 shares of our common stock, which are comprised of (i) 1,600,000 shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock (the “Series E Preferred Stock”) issued in a private placement on June 21, 2019, (ii) 1,600,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants to purchase Series E Preferred Stock issued in a private placement on June 21, 2019, (iii) 210,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issued in a private placement on July 31, 2019, (iv) 210,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants to purchase Series E Preferred Stock issued in a private placement on July 31, 2019, (v) 290,000 shares of common stock issued in a private placement on July 31, 2019, (vi) 290,000 shares of common stock issuable upon exercise of the common stock warrants issued in a private placement on July 31, 2019, (vii) 25,000 shares of common stock issued in a private placement on August 27, 2019, and (viii) 25,000 shares of common stock issuable upon exercise of the common stock warrants issued in a private placement on August 27, 2019.

The selling stockholders acquired, as applicable, (1) the shares of Series E Preferred Stock and the warrants to purchase Series E Preferred Stock from us in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to either a securities purchase agreement, dated June 21, 2019 (the “June SPA”), or a securities purchase agreement, dated July 31, 2019 (the “July Preferred SPA”), (2) the shares of common stock and the warrants to purchase common stock from us in a private offering exempt from registration under the Securities Act pursuant to a securities purchase agreement, dated July 31, 2019 (the “July Common SPA”), and (3) the shares of common stock and the warrants to purchase common stock from us in a private offering exempt from registration under the Securities Act pursuant to a securities purchase agreement we entered with Christopher Fasherk, one of our directors, dated August 27, 2019 (the “Affiliate SPA”) .. We are registering the offer and resale of the shares of our common stock issuable upon the conversion of the shares of Series E Preferred Stock issued pursuant to the June SPA and the July Preferred SPA, and the shares of our common stock issuable upon the conversion of the shares of Series E Preferred Stock issuable upon exercise of the warrants to purchase Series E Preferred Stock issued pursuant to the June SPA and the July Preferred SPA to satisfy a provision in the June SPA or the July Preferred SPA, as applicable, and the shares of our common stock and the shares of common stock issuable upon exercise of the common stock warrants to satisfy a provision in the July Common SPA or the Affiliate SPA, as applicable, pursuant to each of which we agreed to register the resale of the respective shares of common stock.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of the warrants to purchase Series E Preferred Stock and the warrants to purchase common stock if such warrants are exercised for cash. We intend to use those proceeds, if any, for working capital and general corporate purposes.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 18 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NAOV.” On January 17, 2020, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $2.77 per share.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and have elected to comply with certain reduced public company reporting requirements in this and future filings.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 5 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the common stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sells shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to NanoVibronix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a medical device company focusing on noninvasive biological response-activating devices that target wound healing and pain therapy and can be administered at home, without the assistance of medical professionals. Our primary products, which are in various stages of clinical and market development, currently consist of:

●	UroShield™, an ultrasound-based product that is designed to prevent bacterial colonization and biofilm in urinary catheters, increase antibiotic efficacy and decrease pain and discomfort associated with urinary catheter use.

●	PainShield™, a patch-based therapeutic ultrasound technology to treat pain, muscle spasm and joint contractures by delivering a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area; and

●	WoundShield™, a patch-based therapeutic ultrasound device intended to facilitate tissue regeneration and wound healing by using ultrasound to increase local capillary perfusion and tissue oxygenation.

Each of our PainShield, UroShield, and WoundShield products employs a small, disposable transducer that transmits low frequency, low intensity ultrasound acoustic waves that seek to repair and regenerate tissue, musculoskeletal and vascular structures, and decrease biofilm formation on urinary catheters and associated urinary tract infections. Through their size, effectiveness and ease of use, these products are intended to eliminate the need for technicians and medical personnel to manually administer ultrasound treatment through large transducers, thereby promoting patient independence and enabling more cost-effective home-based care.

PainShield is currently cleared for marketing in the United States by the U.S. Food and Drug Administration although to date there has not been a significant sales and marketing effort. All three of our products have CE Mark approval in the European Union, and a certificate allowing us to sell PainShield, UroShield and WoundShield in Israel. We are able to sell PainShield, UroShield and WoundShield in India and Ecuador based on our CE Mark. We have consummated sales of PainShield and UroShield in the relevant markets, although to date sales have been minimal; WoundShield has not generated significant revenue to date. Outside of the United States we generally apply, through our distributor, for approval in a particular country for a particular product only when we have a distributor in place with respect to such product.

Implications of being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Corporate Information

We were organized in the State of Delaware on October 20, 2003. Our principal executive offices are located at 525 Executive Boulevard, Elmsford, New York 10523. Our telephone number is (914) 233-3004. Our website address is www.nanovibronix.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

THE OFFERING

Securities offered by the selling stockholders	Up to 4,250,000 shares of our common stock, par value $0.001 per share, comprised of (i) 1,600,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issued in a private placement on June 21, 2019, (ii) 1,600,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants to purchase Series E Preferred Stock issued in a private placement on June 21, 2019, (iii) 210,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issued in a private placement on July 31, 2019, (iv) 210,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants to purchase Series E Preferred Stock issued in a private placement on July 31, 2019, (v) 290,000 shares of common stock issued in a private placement on July 31, 2019, (vi) 290,000 shares of common stock issuable upon exercise of the common stock warrants issued in a private placement on July 31, 2019, (vii) 25,000 shares of common stock issued in a private placement on August 27, 2019, and (viii) 25,000 shares of common stock issuable upon exercise of the common stock warrants issued in a private placement on August 27, 2019.

Selling stockholders	All of the shares of common stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 7 of this prospectus for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering. However, we will receive proceeds from the exercise of the warrants to purchase Series E Preferred Stock and the warrants to purchase common stock if such warrants are exercised for cash. We intend to use those proceeds, if any, for working capital and general corporate purposes. See “Use of Proceeds” beginning on page 7 of this prospectus for additional information.

Registration Rights

In the June SPA and the July Preferred SPA, we agreed to prepare and file with the Securities and Exchange Commission within 60 days of the date the stockholders of the Company at a special meeting of stockholders approve resolutions providing for the issuance of all of the shares of common stock issuable upon conversion of the Series E Preferred Stock in accordance with the applicable law and the rules and regulations of the Nasdaq Stock Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), a registration statement covering the resale of the shares of common stock issuable upon conversion of the Series E Preferred Stock and the shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants. In the July Common SPA, we agreed to prepare and file with the Securities and Exchange Commission within 60 days of the Stockholder Approval Date, a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the common stock warrants. In the Affiliate SPA, we agreed to prepare and file with the Securities and Exchange Commission within 60 days of after the date that the stockholders approve the resolution providing for the issuance of the common stock and common stock warrants to Mr. Fashek in accordance with the applicable law and the rules and regulations of the Nasdaq Stock Market (such affirmative approval being referred to herein as the “Affiliate Offering Approval”, and the date such Affiliate Offering Approval is obtained, the “Affiliate Offering Approval Date”) a registration statement covering the resale of the shares of our common stock purchase by Mr. Fashek and the number of shares of common stock issuable upon exercise of the common stock warrants.

In each of the June SPA, July Preferred SPA, July Common SPA and Affiliate SPA, we also agreed to cause such registration statement to become effective under the Securities Act, within 120 days of the Stockholder Approval Date or the Affiliate Offering Approval Date, as applicable, if there is no review of the registration statement by the Securities and Exchange Commission or within 150 days of the Stockholder Approval Date or the Affiliate Offering Approval Date, as applicable, if there is a review of the registration statement by the Securities and Exchange Commission. We obtained the Stockholder Approval and the Affiliate Offering Approval on November 18, 2019.

In addition, we agreed that, upon this registration statement being declared effective, we will use our reasonable best efforts to maintain the effectiveness of this registration statement until the shares of common stock may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act without volume limitations. See “Selling Stockholders” on page 7 of this prospectus for additional information.

Plan of Distribution	The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 18 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 5 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

NASDAQ trading symbol for common stock	“NAOV”

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading ”Risk Factors” included in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders, and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the warrants to purchase Series E Preferred Stock and the common stock warrants if such warrants are exercised for cash. We intend to use those proceeds, if any, for working capital and general corporate purposes.

SELLING STOCKHOLDERS

On June 21, 2019, we entered into the June SPA with entities controlled by Mr. Packer and entities controlled by Mr. Hirshman, each of whom was a beneficial owner of more than 5.0% of our common stock, relating to the sale to such stockholders in a private placement of 1,600,000 shares of our Series E Preferred Stock, and seven year warrants to purchase 1,600,000 shares of our Series E Preferred Stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “June Offering”), for aggregate gross proceeds of $3,200,000 (excluding the exercise of the warrants issued in the June Offering). The June Offering closed on June 21, 2019.

On July 31, 2019, we entered into the July Preferred SPA with an entity controlled by Mr. Packer relating to the sale to such stockholder of 210,000 shares of our Series E Preferred Stock and seven year warrants to purchase 210,000 shares of our Series E Preferred Stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “July Preferred Offering”), for gross proceeds of $420,000 (excluding the exercise of the warrants issued in the July Preferred Offering). The July Preferred Offering closed on July 31, 2019.

On July 31, 2019, we entered into the July Common SPA with certain investors (selling stockholders other than Mr. Packer, Mr. Hirshman and Mr. Fashek) relating to the sale of 290,000 shares of our common stock and seven year warrants to purchase 290,000 shares of our common stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “July Common Offering”), for gross proceeds of $580,000 (excluding the exercise of the warrants issued in the July Common Offering). The July Common Offering closed on July 31, 2019.

On August 27, 2019, we entered into the Affiliate SPA with Christopher Fashek, one of our directors, relating to the sale of 25,000 shares of our common stock, and seven year warrants to purchase 25,000 shares of our common stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “Affiliated Offering”) for gross proceeds of $50,000 (excluding the exercise of the warrants issued in the Affiliated Offering). The Affilaited Offering closed on August 27, 2019. The shares of common stock and the common stock warrants sold to Mr. Fashek were not released until after the Affiliate Offering Approval was obtained from our stockholders.

Up to 4,250,000 shares of our common stock are currently being offered by the selling stockholders under this prospectus. This reflects the sum of (i) 1,600,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issued in the June Offering, (ii) 1,600,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants to purchase Series E Preferred Stock issued in the June Offering, (iii) 210,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issued in the July Preferred Offering, (iv) 210,000 shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants to purchase Series E Preferred Stock issued in the July Preferred Offering, (v) 290,000 shares of common stock issued in the July Common Offering, (vi) 290,000 shares of common stock issuable upon exercise of the common stock warrants issued in the July Common Offering, (vii) 25,000 shares of common stock issued in the Affiliated Offering, and (viii) 25,000 shares of common stock issuable upon exercise of the warrants issued in the Affiliated Offering.

Terms of the Series E Preferred Stock

On June 21, 2019, we filed a Certificate of Designation of the Series E Preferred Stock (the “Original Certificate of Designation”) with the Secretary of State of the State of Delaware (the “Secretary of State”). The Original Certificate of Designation was effective upon filing with the Secretary of State and designated the Series E Preferred Stock. On July 31, 2019 and November 18, 2019, we filed with the Secretary of State an Amended and Restated Certificates of Designation (as amended and restated on November 15, 2019, the “Amended Certificate of Designation”) which were effective upon filing with the Secretary of State. Pursuant to the Amended Certificate of Designation, 1,999,494 shares are designated as Series E Preferred Stock. As of January 8, 2020, we have 1,825,000 shares of Series E Preferred Stock outstanding.

The Amended Certificate of Designation provided that, among other things, the Series E Preferred Stock is not convertible into our common stock until we receive Stockholder Approval at a special meeting of resolutions providing for the issuance of all of the shares of common stock issuable upon conversion of the Series E Preferred Stock in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market. On November 18, 2019, we obtained the Stockholder Approval.

Each share of Series E Preferred Stock is convertible at any time and from time to time after the Stockholder Approval Date at the option of a holder of Series E Preferred Stock into one share of our common stock, provided that each holder would be prohibited from converting Series E Preferred Stock into shares of our common stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to us.

Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of the Series E Preferred Stock shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series E Preferred Stock if such shares had been converted to our common stock immediately prior to such liquidation.

Shares of Series E Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the board of directors. However, holders of Series E Preferred Stock are entitled to receive dividends on shares of Series E Preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by the board of directors. We are not obligated to redeem or repurchase any shares of Series E Preferred Stock. Shares of Series E Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Subject to the beneficial ownership limitations, each holder of Series E Preferred Stock are entitled to the number of votes equal to the number of shares of our common stock equal to the voting ratio set forth in the Amended Certificate of Designation. The current voting ratio, for each share of Series E Preferred Stock is equal to $2.00 divided by $3.53. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series E Preferred Stock held by each Series E Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

Terms of the Warrants to Purchase Series E Preferred Stock

As of January 8, 2020, we have warrants to purchase 1,810,000 shares of Series E Preferred Stock outstanding.

The warrants to purchase Series E Preferred Stock issued in the June Offering and the July Preferred Offering are immediately exercisable and can be exercised at any time from time to time for seven years following the date of issuance, at an exercise price of $2.50 per share of Series E Preferred Stock, subject to certain adjustments as set forth in the warrants. If at any time after the six month anniversary of the date of issuance of the warrants, there is no effective registration statement under the Securities Act registering the resale of the common stock underlying the Series E Preferred Stock by the selling shareholders, then the warrants may also be exercised, in whole or in part, by means of a cashless exercise.

Terms of the Warrants to Purchase Common Stock Sold in the July Common Offering and the Affiliated Offering

As of January 8, 2020, warrants to purchase 290,000 shares of common stock sold in the July Common Offering and warrants to purchase 25,000 shares of common stock sold in the Affiliated Offering are outstanding.

The warrants to purchase common stock issued in the July Common Offering and the Affiliated Offering are exercisable and can be exercised at any time from time to time from the sixth month anniversary of the date of issuance until seven years following the date of issuance, at an exercise price of $2.50 per share of common stock, subject to certain adjustments as set forth in the warrants; provided that each holder would be prohibited from exercising the common stock warrant if, as a result of such conversion, any such holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be increased or decreased, but in no event exceed 4.99%, with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to us. If at any time after the six month anniversary of the date of issuance of the warrants, there is no effective registration statement under the Securities Act registering the resale of the common stock underlying the Series E Preferred Stock by the selling shareholders, then the warrants may also be exercised, in whole or in part, by means of a cashless exercise.

Registration Rights

June SPA and July Preferred SPA

In the June SPA and the July Preferred SPA, we agreed to prepare and file with the Securities and Exchange Commission within 60 days of the Stockholder Approval Date a registration statement covering the resale of the shares of common stock issuable upon conversion of the Series E Preferred Stock and the shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants, and cause such registration statement to become effective under the Securities Act, within 120 days of the Stockholder Approval Date if there is no review of the registration statement by the Securities and Exchange Commission or within 150 days of the Stockholder Approval Date if there is a review of the registration statement by the Securities and Exchange Commission. We obtained the Stockholder Approval on November 18, 2019.

If the registration statement (i) is not filed within 60 days after the Stockholder Approval Date, (ii) is not declared effective within 120 days (or 150 days, as applicable) of the Stockholder Approval Date, or (iii) ceases for any reason to be effective at any time prior to the expiration of its effectiveness period (as defined in the June SPA and the July Preferred SPA, as applicable) for more than 20 consecutive trading days in any 12 month period, then we are required to pay to each investor who holds registrable securities (as defined in the June SPA and the July Preferred SPA, as applicable) an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the purchase price paid by such investor for the Series E Preferred Stock and the warrants to purchase shares of Series E Preferred Stock per month until the registration statement is filed or declared effective (as applicable); provided that the total amount of payments shall not exceed, when aggregated with all such payments paid to all investors party to the respective securities purchase agreement, 5% of the aggregate purchase price of the Series E Preferred Stock and warrants to purchase shares of Series E Preferred Stock sold under that securities purchase agreement.

We have also agreed that, upon this registration statement being declared effective, we will use our reasonable best efforts to maintain the effectiveness of this registration statement until the shares of common stock may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act without volume limitations.

July Common SPA

In the July Common SPA, we agreed to prepare and file with the Securities and Exchange Commission within 60 days of the Stockholder Approval Date a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the common stock warrants sold in the July Common Offering, and cause such registration statement to become effective under the Securities Act, within 120 days of the Stockholder Approval Date if there is no review of the registration statement by the Securities and Exchange Commission or within 150 days of the Stockholder Approval Date if there is a review of the registration statement by the Securities and Exchange Commission. We obtained the Stockholder Approval on November 18, 2019.

If the registration statement (i) is not filed within 60 days after the Stockholder Approval Date, (ii) is not declared effective within 120 days (or 150 days, as applicable) of the Stockholder Approval Date, or (iii) ceases for any reason to be effective at any time prior to the expiration of its effectiveness period (as defined in the July Common SPA) for more than 20 consecutive trading days in any 12 month period, then we are required to pay to each investor who holds registrable securities (as defined in the July Common SPA) an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the purchase price paid by such investor for the common stock and common stock warrants per month until the registration statement is filed or declared effective (as applicable); provided that the total amount of payments shall not exceed, when aggregated with all such payments paid to all investors party to the July Common SPA, 5% of the aggregate purchase price of the securities sold under the July Common SPA.

We have also agreed that, upon this registration statement being declared effective, we will use our reasonable best efforts to maintain the effectiveness of this registration statement until the shares of common stock may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act without volume limitations.

Affiliate SPA

In the Affiliate SPA, we agreed to prepare and file with the Securities and Exchange Commission within 60 days of the Affiliate Offering Approval Date a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the common stock warrants sold in the Affiliate Offering, and cause such registration statement to become effective under the Securities Act, within 120 days of the Affiliate Offering Approval Date if there is no review of the registration statement by the Securities and Exchange Commission or within 150 days of the Affiliate Offering Approval Date if there is a review of the registration statement by the Securities and Exchange Commission. We obtained the Affiliate Offering Approval on November 18, 2019.

If the registration statement (i) is not filed within 60 days after the Affiliate Offering Approval Date, (ii) is not declared effective within 120 days (or 150 days, as applicable) of the Affiliate Offering Approval Date, or (iii) ceases for any reason to be effective at any time prior to the expiration of its effectiveness period (as defined in the Affiliate SPA) for more than 20 consecutive trading days in any 12 month period, then we are required to pay to each investor who holds registrable securities (as defined in the Affiliate SPA) an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the purchase price paid by such investor for the common stock and common stock warrants per month until the registration statement is filed or declared effective (as applicable); provided that the total amount of payments shall not exceed, when aggregated with all such payments paid to all investors party to the Affiliate SPA, 5% of the aggregate purchase price of the securities sold under the Affiliate SPA.

We have also agreed that, upon this registration statement being declared effective, we will use our reasonable best efforts to maintain the effectiveness of this registration statement until the shares of common stock may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act without volume limitations.

Relationships with the Selling Stockholders

Each of Mr. Packer and Mr. Hirschman currently beneficially owns 9.99% of our common stock. Mr. Fashek is one of our directors.

The selling stockholders that participated in the July Common Offering (selling stockholders other than Mr. Packer, Mr. Hirschman and Mr. Fashek) paid a price per share of common stock and a warrant to purchase common stock of $2.00 per unit.

Mr. Fashek has served as our director and chairman of the board since October 2016. On October 13, 2016, we entered into an agreement with Mr. Fashek to serve as the chairman of our board of directors. Under this agreement Mr. Fashek was paid $100,000 per year payable in semi-monthly installments. On November 1, 2017, the Compensation committee voted to increase Mr. Fashek’s consulting fee to $150,000 per year. Mr. Fashek has also received options to purchase an aggregate of 45,000 shares of our common stock during the past three years.

2017 Bridge Financings, Note Conversion and Warrant Amendments

Effective January 27, 2017, we amended certain two-year common stock warrants with an exercise price of either $3.00 or $6.00 previously issued in January and February 2015 (the “Two-Year Warrants”) to extend the expiration date of the Two-Year Warrants for two additional years. Pursuant to the warrant amendment,(i) the expiration date for the Two-Year Warrants to purchase 266,667 shares of common stock at $3.00 per share and the Two-Year Warrants to purchase 266,667 shares of common stock at $6.00 per share was extended to January 29, 2019, (ii) the expiration date for the Two-Year Warrants to purchase 140,000 shares of common stock at $3.00 per share and the Two-Year Warrants to purchase 140,000 shares of common stock at $6.00 per share was extended to February 10, 2019, and (iii) the expiration date for the Two-Year Warrants to purchase 13,333 shares of common stock at $3.00 per share and the Two-Year Warrants to purchase 13,333 shares of common stock at $6.00 per share was extended to February 23, 2019. The exercise price and all other terms of the original Two-Year Warrants remained the same. Holders of the Two-Year Warrants who entered into the warrant amendment with us included entities controlled by Mr. Packer and Mr. Packer, who at the time of the warrant amendment held Two-Year Warrants to purchase 66,666 shares of common stock at $3.00 per share and Two-Year Warrants to purchase 66,666 shares of common stock at $6.00 per share.

On March 1, 2017, we completed a bridge financing, pursuant to which we received from Mr. Packer and entities controlled by Mr. Packer $250,000 of loans and issued to Mr. Packer and entities controlled by Mr. Packer convertible promissory notes (“2017 Notes”) in an aggregate principal amount of $250,000 and seven-year warrants (“2017 Warrants”) to purchase an aggregate of 100,000 shares of common stock at an initial exercise price of $5.90 per share, subject to adjustment, and are immediately exercisable. The principal amount and all accrued but unpaid interest on the 2017 Notes were due and payable on the date that is the earlier of the (i) 5-year anniversary of the date of issuance, or (ii) the date the Company completes an equity financing pursuant to which the Company issues and sells shares of capital stock resulting in aggregate proceeds of at least $2,000,000. The 2017 Notes bore interest at a rate of 6% per annum, payable on the maturity date. The 2017 Warrants are immediately exercisable. The 2017 Warrants may be exercised on a cashless basis if there is no effective registration statement registering the resale of the shares underlying the 2017 Warrants after the six month anniversary of the issuance date of the 2017 Warrants. The exercise price is adjustable for certain events, such as distribution of stock dividends, stock splits or fundamental transactions including mergers or sales of assets. A holder of the 2017 Warrants will not have the right to exercise any portion of the 2017Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the 2017 Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

On May 3, 2017, we completed a bridge financing, pursuant to which we received from Mr. Packer $30,000 of loans and issued to Mr. Packer 2017 Notes in an aggregate principal amount of $30,000 and 2017 Warrants to purchase an aggregate of 12,000 shares of common stock at an initial exercise price of $5.90 per share, subject to adjustment, and are immediately exercisable.

On June 3, 2017, we completed a bridge financing, pursuant to which we received from an entity controlled by Mr. Packer $500,000 of loans and issued to an entity controlled by Mr. Packer 2017 Notes in an aggregate principal amount of $500,000 and 2017 Warrants to purchase an aggregate of 200,000 shares of common stock at an initial exercise price of $5.90 per share, subject to adjustment, and are immediately exercisable.

On November 6, 2017 Mr. Packer and entities controlled by Mr. Packer purchased approximately 51 shares of our Series D Convertible Preferred Stock as part of our underwritten public offering that closed on November 6, 2018 and also received warrants to purchase 38,265 additional shares of our common stock with an exercise price of $6.95 per share. Entities controlled by Mr. Hirshman participated in the same offering and purchased approximately 20 shares of our Series D Convertible Preferred Stock and 132,653 shares of common stock and received warrants to purchase 114,795 additional shares of our common stock with an exercise price of $.95 per share.

On November 8, 2017, the 2017 Notes owned by Mr. Packer and entities controlled by Mr. Packer were converted into 74,601 shares of our common stock and 130,782 shares of our Series D Convertible Preferred Stock. Mr. Packer and entities controlled by Mr. Packer also received seven-year warrants to purchase additional 154,037 shares of our common stock with an exercise price of $6.95 per share.

On February 5, 2019, we entered into amendments to our Two-Year Warrants, as previously amended (the “Warrant Amendment”) to purchase an aggregate of 420,000 shares of common stock at an exercise price of $3.00 per share and warrants to purchase an aggregate of 420,000 shares of common stock at an exercise price of $6.00 per share to further extend the expiration date of the warrants for two additional years. In addition, the Warrant Amendment amended the exercise price with respect to the $3.00 Warrants from $3.00 per share to $3.35 per share. The exercise price of the $6.00 Warrants was unchanged. Pursuant to the Warrant Amendment, warrants to purchase 266,667 shares of common stock at $3.35 per share and warrants to purchase 266,667 shares of common stock at $6.00 per share will expire on January 29, 2021, and the warrants to purchase 140,000 shares of common stock at $3.35 per share and warrants to purchase 140,000 shares of common stock at $6.00 per share will expire on February 10, 2021, and the warrants to purchase 13,333 shares of common stock at $3.35 per share and warrants to purchase 13,333 shares of common stock at $6.00 per share will expire on February 23, 2021. The Warrant Amendment is effective as of January 29, 2019. All other terms of the original warrants remain the same. Holders of the warrants who entered into the Warrant Amendment include entities controlled by Mr. Paul Packer and Mr. Packer, who at the time of the Warrant Amendment held warrants to purchase 66,666 shares of common stock at $3.35 per share and warrants to purchase 66,666 shares of common stock at $6.00 per share.

2019 Bridge Financings

On March 29, 2019, we completed a bridge financing, pursuant to which we issued to entities controlled by Mr. Packer and entities controlled by Mr. Hirshman convertible notes on the aggregate principal amount of $125,000 and $100,000, respectively (collectively the “Notes”) and seven-year warrants (the “Warrant”) to purchase an aggregate of 50,000 shares and 40,000 shares, respectively, of our common stock or series C preferred stock at an exercise price of the lesser of: (a) 80% (i.e., a 20% discount) of the exercise price per share of the warrants to purchase shares of the Company’s capital stock issued in the first equity financing of the Company following the date of issuance, or (b) $4.80, with a stipulation that in no event will the exercise price be less than $3.00 per warrant share.

The principal amount and all accrued but unpaid interest on the Notes are due and payable on the date (the “Maturity Date”) that is the earlier of the (i) 5-year anniversary of the date of issuance, or (ii) the date the Company completes an equity financing pursuant to which the Company issues and sells shares of capital stock resulting in aggregate proceeds of at least $2,000,000 (a “Qualified Financing”). The Notes bear interest at a rate of 6% per annum, payable on the Maturity Date. To the extent not previously converted, on the Maturity Date, the investors will receive, at the option of each the investor, either (a) cash equal to the original principal amount of the Note and interest then accrued and unpaid thereon, or (b) shares of common stock or series C convertible preferred stock of the Company, at a price per share equal to the lesser of: (x) 80% of the amount equal to the quotient obtained by dividing (i) the estimated value of the Company as of the Maturity Date, as determined in good faith by the Company’s Board, by (ii) the aggregate number of outstanding shares of the Company’s common stock, as of the Maturity Date on a fully diluted basis, and (y) $4.00 per share, as such amount may be adjusted for any stock split, stock dividend, reclassification or similar events affecting the capital stock of the Company. Upon consummation of a Qualified Financing, each investor may elect to have the outstanding principal and accrued but unpaid interest thereon converted into (a) shares of the same class and series of equity securities sold in such Qualified Financing, (b) shares of series C convertible preferred stock or (c) common stock, at a price per share equal to the lesser of: (a) 80% of the price per share at which such securities are sold in such Qualified Financing and (b) $4.00 per share, as such amount may be adjusted for any stock split, stock dividend, reclassification or similar events affecting the Company’s capital stock.

In no event will the number of shares to be issued upon (i) exercise of this Warrants, (ii) conversion of the Notes exceed, in the aggregate, 9.9% of the total shares outstanding or the voting power outstanding on the date immediately preceding the date of issuance.

On April 5, 2019, we completed additional amounts of bridge financing with the same terms, pursuant to which we issued to entities controlled by Mr. Hirshman convertible notes on the aggregate principal amount of $25,000, respectively and seven-year warrants to purchase an aggregate of 10,000 shares.

On May 10, 2019, we completed additional amounts of bridge financing with the same terms, pursuant to which we issued to entities controlled by Mr. Packer and entities controlled by Mr. Hirshman convertible notes on the aggregate principal amount of $125,000 and $100,000, respectively and seven-year warrants to purchase an aggregate of 50,000 shares and 40,000 shares, respectively.

2019 June Offering

Entities controlled by Mr. Packer purchased an aggregate of 1,100,000 shares of Series E Preferred Stock and warrants to purchase 1,100,000 shares of Series E Preferred Stock in the June Offering, and an aggregate of 210,000 shares of Series E Preferred Stock.

Entities controlled by Mr. Hirschman purchased an aggregate of 500,000 shares of Series E Preferred Stock and warrants to purchase 500,000 shares of Series E Preferred Stock in the June Offering.

2019 July Preferred Offering

Entities controlled by Mr. Packer purchased an aggregate of 210,000 shares of Series E Preferred Stock and warrants to purchase 210,000 shares of Series E Preferred Stock in the July Preferred Offering.

Affiliate Offering

Mr. Fashek purchased an aggregate of 25,000 shares of Series E Preferred Stock and warrants to purchase 25,000 shares of Series E Preferred Stock in the Affiliate Offering.

Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common stock beneficially owned by the selling stockholders as of December 31, 2019, taking into account number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes that the selling stockholders (i) have exercised their warrants to purchase Series E Preferred Stock in full, (ii) have converted the Series E Preferred Stock in full, without giving effect to the 9.99% beneficial ownership limitation as applicable for the conversion of the Series E Preferred Stock into common stock as set forth in the Amended Certificate of Designation, and (iii) have exercised their warrants to purchase common stock in full, without giving effect to the 4.99% beneficial ownership limitation as applicable for the exercise of the common stock warrants sold in the July Common Offering and the Affiliate Offering. The information in the table below and the footnotes thereto further assumes the sale of all shares being offered by the selling stockholders under this prospectus.

The percentage of shares owned prior to and after the offering is based on 4,203,764 shares of common stock outstanding as of December 31, 2019, and, with respect to the percentage of shares owned after the offering, on the assumption that (i) with respect to Mr. Packer and Mr. Hirshman, the selling stockholder has exercised the warrants to purchase the Series E Preferred Stock in full and converted the Series E Preferred Stock in full, and therefore that all shares of common stock issuable upon conversion of the Series E Preferred Stock and all shares of common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of the warrants to purchase Series E Preferred Stock were outstanding as of that date, and (ii) with respect to the selling stockholders other than Mr. Packer and Mr. Hirshman, the selling stockholder has exercised his or her common stock warrants purchased in the July Common Offering and the Affiliate Offering. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The number of shares in the column “Maximum Number of Shares Offered” represents all of the shares of common stock that a selling stockholder may offer under this prospectus. Under the terms of the Series E Preferred Stock, a selling stockholder may not convert the Series E Preferred Stock to the extent such conversion would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such exercise. Under the terms of the common stock warrants sold in the July Common Offering and the Affiliate Offering, a selling stockholder may not exercise the common stock warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise. The number of shares in the second column does not reflect these limitations. The fourth column assumes the sale of all the shares offered by the selling stockholders pursuant to this prospectus and that the selling stockholders do not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholders may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Maximum number of shares offered		Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned
Orin Hirshman	1,418,875	(1)	1,000,000	(2)	528,753	(3)	9.99%
Paul Packer	3,081,900	(4)	2,620,000	(5)	749,781	(6)	9.99%
Chris Fashek	163,759	(7)	50,000	(8)	113,759	(9)	2.6%
Joseph Bronner	137,322	(10)	50,000	(11)	87,322	(12)	2.0%
Marcia Kreinberg	75,000	(13)	75,000	(13)	--		*
Robin Press	50,000	(14)	50,000	(14)	--		*
Horn Grandchildren 2004 Trust	150,000	(15)	150,000	(15)	--		*
Debra Young	25,000	(16)	25,000	(16)	--		*
William F. Jones	30,000	(17)	30,000	(17)	--		*
William Smith	50,000	(18)	50,000	(18)	--		*
Eastern Capital LLC	100,000	(19)	100,000	(19)	--		*
Aryeh Victor	25,000	(20)	25,000	(20)	--		*
James Michael Zois	25,000	(21)	25,000	(21)	--		*

*	Less than 1%

(1)

Based on information contained in Schedule 13G filed on February 15, 2019. Comprised of (i) 5,911 shares of common stock held by Mr. Hirschman, (ii) 70,803 shares of common stock held by AIGH Investment Partners LLC, of which Mr. Hirschman serves as president, (iii) 314,860 shares of common stock held by AIGH Investment Partners L.P., of which Mr. Hirschman serves as general partner, (iv) 6,893 shares of common stock beneficially owned or common stock issuable upon conversion of Series C Preferred Stock, (v) 20,408 shares of common stock beneficially owned or common stock issuable upon conversion of Series D Convertible Preferred Stock, (v) 390,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock beneficially owned by AIGH Investment Partners L.P., (vi) 390,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by AIGH Investment Partners L.P., (vii) 82,500 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock beneficially owned by Emerging Manager Onshore Fund LLC, (viii) 82,500 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by Emerging Manager Onshore Fund LLC, (ix) 27,500 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock beneficially owned by WVP Emerging Manager Onshore Fund, (x) 27,500 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by WVP Emerging Manager Onshore Fund.

Does not include 30,997 shares of Series C Convertible Preferred Stock held by AIGH Investment Partners, L.P., which have been excluded because the shares contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 9.99% of our common stock.

Does not include 278,105 shares of common stock that may be purchased by AIGH Investment Partners, L.P., 2,500 shares of common stock that may be purchased by WVP Emerging Manager Offshore Fund LLC and 7,500 shares of common stock that may be purchased by Emerging Manager Onshore Fund LLC upon the exercise of warrants, which have been excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.99% of our common stock. These shares of common stock are excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.9% of our common stock.

Mr. Hirschman is the managing member of AIGH Investment Partners, L.P. and is deemed to have beneficial ownership of the shares held by WVP Emerging Manager Offshore Fund LLC and Emerging Manager Onshore Fund LLC.

(2)

Purchased in the June Offering. Comprised of (i) 390,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock beneficially owned by AIGH Investment Partners L.P., (ii) 390,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by AIGH Investment Partners L.P., (iii) 82,500 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock beneficially owned by Emerging Manager Onshore Fund LLC, (iv) 82,500 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by Emerging Manager Onshore Fund LLC, (v) 27,500 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock beneficially owned by WVP Emerging Manager Onshore Fund, of which Mr. Hirschman, (vi) 27,500 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by WVP Emerging Manager Onshore Fund.

(3)

Based on information contained in Schedule 13G filed on February 15, 2019. Comprised of (i) 5,911 shares of common stock held by Mr. Hirschman, (ii) 70,803 shares of common stock held by AIGH Investment Partners LLC, of which Mr. Hirschman serves as president, (iii) 314,860 shares of common stock held by AIGH Investment Partners L.P., of which Mr. Hirschman serves as general partner, (iv) 37,890 shares of common stock beneficially owned or common stock issuable upon conversion of Series C Preferred Stock held by AIGH Investment Partners L.P., (v) 20,408 shares of common stock beneficially owned or common stock issuable upon conversion of Series D Convertible Preferred Stock held by AIGH Investment Partners L.P., (vi) 68,881 shares of common stock that may be purchased by AIGH Investment Partners, L.P., 2,500 shares of common stock that may be purchased by WVP Emerging Manager Offshore Fund LLC and 7,500 shares of common stock that may be purchased by Emerging Manager Onshore Fund LLC upon the exercise of warrants.

Does not include 209,224 shares of common stock that may be purchased by AIGH Investment Partners, L.P. upon the exercise of warrants, which have been excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.99% of our common stock. These shares of common stock are excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.9% of our common stock.

(4)

Based on information contained in Schedule 13G filed on February 14, 2019, and comprised of (i) 30,286 shares of common stock that may be purchased upon the exercise of stock options held by Mr. Packer, (ii) 431,614 shares of common stock beneficially owned or common stock issuable upon conversion of Series C Preferred Stock beneficially owned by Globis Capital Partners, L.P., (iii) 435,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock beneficially owned by Globis Capital Partners, L.P., (iv) 435,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by Globis Capital Partners, L.P., (v) 875,000 shares of common stock beneficially owned or common stock issuable upon conversion of Series E Preferred Stock beneficially owned by Shavit 2 Partners LLC, and (vi) 875,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by Shavit 2 Partners LLC.

Does not include (i) shares of common stock issuable upon conversion of Series C Preferred Stock and Series D Convertible Preferred Stock, (ii) shares of common stock that may be purchased upon exercise of the warrants to purchase common stock or (iii) common stock issuable upon conversion of Series C Preferred Stock that may be purchased upon exercise of the warrants to purchase preferred stock held by Globis Capital Partners, L.P., Globis International Investments L.L.C., Globis Asia, L.P., AYTA Consulting, LLC, Shavit 2 Partners LLC or Mr. Packer, which Mr. Packer also beneficially owns. These shares of common stock issuable upon conversion of the Series C Preferred Stock are excluded, even though the terms of the Series C Preferred Stock allow for conversion into common stock and voting on an as if converted basis with the common stock, because these rights are prohibited if the exercise of such conversion or voting rights will result in the holder having beneficial ownership of more than 9.99% of the issuer’s common stock. These shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock are excluded because the terms of the Series D Convertible Preferred Stock contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 9.99% of our common stock. These shares of common stock that may be purchased upon warrants to purchase common stock or preferred stock are excluded because the warrants and the terms of the preferred stock contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.99% of our common stock.

Mr. Packer is the managing member of Globis Capital Advisors, L.L.C., which is the general partner of Globis Capital Partners, L.P. Mr. Packer is the managing member of Globis Capital, L.L.C., which is the general partner of Globis Capital Management, L.P., which is the investment manager of Globis Capital Partners, L.P. Mr. Packer is also the managing member of Globis International Investments L.L.C., and Globis Asia LP. Mr. Packer is deemed to have beneficial ownership of the shares held by Globis Capital Partners, L.P., Globis Asis LP. and Globis International Investments L.L.C. Mr. Packer also controls, and is deemed to have beneficial ownership of the shares held by, AYTA Consulting, LLC and Shavit 2 Partners, LLC.

(5)

Purchased in the June Offering and July Preferred Offering. Comprised of (i) 435,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock beneficially owned by Globis Capital Partners, L.P., (ii) 435,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by Globis Capital Partners, L.P., (iii) 875,000 shares of common stock beneficially owned or common stock issuable upon conversion of Series E Preferred Stock beneficially owned by Shavit 2 Partners LLC, and (iv) 875,000 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock issuable upon exercise of the warrant beneficially owned by Shavit 2 Partners LLC.

(6)

Based on information contained in Schedule 13G filed on February 14, 2019, and comprised of (i) 30,286 shares of common stock that may be purchased upon the exercise of stock options held by Mr. Packer, (ii) 719,495 shares of common stock beneficially owned or common stock issuable upon conversion of Series C Preferred Stock beneficially owned by Globis Capital Partners, L.P.

Does not include (i) shares of common stock issuable upon conversion of Series C Preferred Stock and Series D Convertible Preferred Stock, (ii) shares of common stock that may be purchased upon exercise of the warrants to purchase common stock or (iii) common stock issuable upon conversion of Series C Preferred Stock that may be purchased upon exercise of the warrants to purchase preferred stock held by Globis Capital Partners, L.P., Globis International Investments L.L.C., Globis Asia, L.P., AYTA Consulting, LLC, Shavit 2 Partners LLC or Mr. Packer, which Mr. Packer also beneficially owns. These shares of common stock issuable upon conversion of the Series C Preferred Stock are excluded, even though the terms of the Series C Preferred Stock allow for conversion into common stock and voting on an as if converted basis with the common stock, because these rights are prohibited if the exercise of such conversion or voting rights will result in the holder having beneficial ownership of more than 9.99% of the issuer’s common stock. These shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock are excluded because the terms of the Series D Convertible Preferred Stock contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 9.99% of our common stock. These shares of common stock that may be purchased upon warrants to purchase common stock or preferred stock are excluded because the warrants and the terms of the preferred stock contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.99% of our common stock.

Mr. Packer is the managing member of Globis Capital Advisors, L.L.C., which is the general partner of Globis Capital Partners, L.P. Mr. Packer is the managing member of Globis Capital, L.L.C., which is the general partner of Globis Capital Management, L.P., which is the investment manager of Globis Capital Partners, L.P. Mr. Packer is also the managing member of Globis International Investments L.L.C., and Globis Asia LP. Mr. Packer is deemed to have beneficial ownership of the shares held by Globis Capital Partners, L.P., Globis Asis LP. and Globis International Investments L.L.C. Mr. Packer also controls, and is deemed to have beneficial ownership of the shares held by, AYTA Consulting, LLC and Shavit 2 Partners, LLC.

(7)	Comprised of (i) 113,759 shares of common stock that may be purchased by Mr. Fashek upon exercise of stock options that are exercisable within 60 days, (ii) 25,000 shares of common stock purchased in the Affiliate Offering, and (iii) 25,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the Affiliate Offering.

(8)	Comprised of (i) 25,000 shares of common stock purchased in the Affiliate Offering, and (ii) 25,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the Affiliate Offering.

(9)	Comprised of 113,759 shares of common stock that may be purchased by Mr. Fashek upon exercise of stock options that are exercisable within 60 days.

(10)	Comprised of (i) 27,462 shares of common stock, (ii) 59,860 shares of common stock issuable upon exercise of warrants; (iii) 25,000 shares of common stock purchased in the July Common Offering, and (iv) 25,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(11)	Comprised of (i) 25,000 shares of common stock purchased in the July Common Offering, and (ii) 25,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(12)	Comprised of (i) 27,462 shares of common stock, and (ii) 59,860 shares of common stock issuable upon exercise of warrants.

(13)	Comprised of (i) 37,500 shares of common stock purchased in the July Common Offering, and (ii) 37,500 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(14)	Comprised of (i) 25,000 shares of common stock purchased in the July Common Offering, and (ii) 25,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(15)	Comprised of (i) 75,000 shares of common stock purchased in the July Common Offering, and (ii) 75,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(16)	Comprised of (i) 12,500 shares of common stock purchased in the July Common Offering, and (ii) 12,500 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(17)	Comprised of (i) 15,000 shares of common stock purchased in the July Common Offering, and (ii) 15,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(18)	Comprised of (i) 25,000 shares of common stock purchased in the July Common Offering, and (ii) 25,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(19)	Comprised of (i) 50,000 shares of common stock purchased in the July Common Offering, and (ii) 50,000 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(20)	Comprised of (i) 12,500 shares of common stock purchased in the July Common Offering, and (ii) 12,500 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

(21)	Comprised of (i) 12,500 shares of common stock purchased in the July Common Offering, and (ii) 12,500 shares of common stock issuable upon exercise of the common stock warrants purchased in the July Common Offering.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders. However, we will receive proceeds from the exercise of the warrants to purchase Series E Preferred Stock if the warrants are exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. A selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. A selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by any selling stockholder may arrange for other broker-dealers to participate in sales. If a selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to a selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

A selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

 The consolidated financial statements of the Company and its subsidiary as of December 31, 2018 and for the year then ended, included in the Annual Report on Form 10-K/A for the year ended December 31, 2018 and incorporated in this prospectus by reference, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the Company and its subsidiary as of December 31, 2017 and for the year then ended, included in the Annual Report on Form 10-K/A for the year ended December 31, 2018 and incorporated in this prospectus by reference, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Kost Forer Gabbay & Kasierer, an independent registered public accounting firm and a member of Ernst & Young Global, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.nanovibronix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.nanovibronix.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on April 15, 2019 as amended by Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on May 13, 2019;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission on May 20, 2019;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Securities and Exchange Commission on August 14, 2019;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on November 19, 2019;

●	Our definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on October 1, 2019;

●	Our definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 5, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 19, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 22, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 4, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 14, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 26, 2019;

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2019; and

●	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 21, 2019.

●	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on October 19, 2017, as updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 525 Executive Boulevard, Elmsford, New York 10523, Attention: Stephen Brown, Chief Financial Officer, or made by phone at (914) 233-3004. You may also access the documents incorporated by reference in this prospectus through our website at www.nanovibronix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

4,250,000 Shares

COMMON STOCK

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$1,600
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$20,000
Printing Fees and Expenses	$1,500
Transfer Agent Fees and Expenses	$-
Miscellaneous Fees and Expenses	$-
Total	$38,100

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16. Exhibits.

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)
4.2	Form of Warrant Agency Agreement, (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 31, 2017)
4.3	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 18, 2017)
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 18, 2017)
4.5	Form of May 10 and May 15, 2019 Warrants (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed on May 20, 2019)
4.6	Form of Warrant to purchase Series E Preferred Stock, dated June 21, 2019 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 21, 2019)
4.7	Form of Warrant to purchase Series E Preferred Stock, dated July 31, 2019 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on July 31, 2019)
4.8	Form of Warrant to purchase Common Stock, dated July 31, 2019 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on July 31, 2019)
5.1*	Opinion of Haynes and Boone, LLP
23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm
23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page)

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel, on January 21, 2020.

NANOVIBRONIX, INC.

By:	/s/ Brian Murphy
Name:	Brian Murphy
Title: Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints each of Brian Murphy and Stephen Brown, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Brian Murphy	Chief Executive Officer and Director	January 21, 2020
Brian Murphy	(principal executive officer)

/s/ James Cardwell	Chief Financial Officer	January 21, 2020
James Cardwell	(principal financial and accounting officer)

/s/ Christopher Fashek	Chairman of the Board of Directors	January 21, 2020
Christopher Fashek

/s/ Martin Goldstein	Director	January 21, 2020
Martin Goldstein

/s/ Harold Jacob, M.D.	Director	January 21, 2020
Harold Jacob, M.D.

/s/ Michael Ferguson	Director	January 21, 2020
Michael Ferguson

/s/ Thomas R. Mika	Director	January 21, 2020
Thomas R. Mika